Exhibit 10.17

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (the “Agreement”) is made and entered into as of March 31, 2017, by and between AR Capital LLC, a Delaware limited liability company (“AR Capital”) and American Realty Capital Hospitality Advisors, LLC, a Delaware limited liability company (the “Advisor” and with AR Capital, the “Licensor”), on the one hand, and Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.), a Maryland corporation (the “Company”) and Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP” and, together with the Company, the “Licensee” and, together with the Licensor, the “Parties”), on the other hand.

RECITALS

WHEREAS, each of Advisor, the Company and the OP, together with certain other persons, have entered into that certain Framework Agreement, dated as of January 12, 2017 (as such agreement may be amended, modified or supplemented, the “Framework Agreement”);

WHEREAS, Licensor (or its Affiliates, as defined below) owns certain rights, title and interest in and to certain trademarks, tradenames, service marks, logos and domain names, including “American Realty Capital”, “ARC” and “AR Capital” in connection with real estate investment activities;

WHEREAS, pursuant to that certain Advisory Agreement, by and among Licensee, Advisor and the OP, dated as of January 7, 2014 (as amended, the “Advisory Agreement”), Licensee received a limited license to use the names “American Realty Capital”, “ARC” and “AR Capital”;

WHEREAS, pursuant to the Advisory Agreement, Licensee also received certain administrative functions related to the operation of Licensee’s business, including the operation and maintenance of the website found at the domain name www.archospitalityreit.com, including all sub-domains thereof (the “Website”);

WHEREAS, Licensee desires to obtain (i) a limited royalty-free license from Licensor to use “American Realty Capital”, “ARC” and “AR Capital” in the conduct of Licensee’s business as Licensee discontinues any use of Licensor’s Marks (as defined below) and (ii) the control of the operation of the Website solely for the duration of the Term (as defined below); and

WHEREAS, Licensor and Licensee wish to set forth herein the terms and conditions with respect to the licensing of the Marks and operation and control of the Website by Licensee solely during the Term, including the utilization by Licensee of the Marks, and the utilization and reference by Licensee of and to related trademarks and service marks of Licensor that contain the Marks.

NOW THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth herein.

DEFINED TERMS

Defined terms in the recitals and the preamble to this Agreement are used as so defined and, as used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Marks” shall mean the trademarks and service marks set forth on Schedule A hereto and only those variations and translations thereof requested by Licensee and approved in writing by Licensor.

“Term” shall have the meaning as set forth in Section 2 herein.

“Territory” shall mean throughout the world or worldwide.

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Advisory Agreement.

OPERATIVE PROVISIONS

1)	GRANT

Licensor hereby grants to Licensee and each of Licensee’s Affiliates, solely for the Term and within the Territory, subject to the terms and conditions herein, a limited, nonexclusive, non-transferable, non-sublicensable, royalty-free, fully paid-up, right and license to use the Marks in connection with Licensee’s existing business in order for Licensee and its Affiliates to transition to the use of new trademarks. Without limiting the foregoing, Licensor also agrees that Licensee and its Affiliates may use the Marks on the Website and in connection with its operation of the Website, provided that all such uses shall be in accordance with the terms of this Agreement.

2)	TERM AND LICENSE

a)   The “Term” of this Agreement shall commence on the date hereof and shall continue for ninety (90) calendar days, at which point this Agreement and the license described herein shall expire, unless earlier terminated pursuant to Section 8.

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b)   Upon the expiration of the Term or the earlier termination of the Agreement pursuant to Section 8, all rights granted to Licensee and its Affiliates by Licensor hereunder shall automatically revert to Licensor. Except as otherwise expressly provided herein, Licensee and its Affiliates shall cease the use of any materials or names bearing or incorporating the Marks or any similar derivation thereof.

c)   Prior to expiration of this Agreement, or within five (5) days of the termination of this Agreement if this Agreement is terminated pursuant to Section 8(a)(ii), Licensee and its Affiliates shall effect a change of their corporate names to names that do not include, and are not confusingly similar to, the Marks and shall promptly provide evidence of such name changes to Licensor. In no event shall Licensee or its Affiliates use the Marks and any other name confusingly similar thereto after the expiration or termination of this Agreement in a manner likely to cause confusion, or to cause mistake or to deceive as to the affiliation, connection, or association of Licensor, or as to the origin from, sponsorship by or approval by Licensor of Licensee’s products or services. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Licensee and its Affiliates shall be able to continue to utilize the Marks solely in the names of any subsidiaries of the Licensee after the expiration of the Term for an additional thirty (30) days solely to the extent Licensee is not able to obtain any material third party consent with respect to the change in name to any such subsidiary prior to the expiration of the Term. Licensee and its Affiliates shall use commercially reasonable efforts to obtain all such consents prior to the expiration of the Term.

d)   Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Licensee and its Affiliates shall be able to continue to reference the Marks in a historical context as the former names of the Licensee and its subsidiaries and in the names of such entities pursuant to contracts existing prior to the date hereof (and such references shall not be deemed to be in breach or violation of this Agreement or the rights of the Licensor to the Marks).

e)   Other than as expressly provided herein, nothing in this Agreement shall be construed or interpreted to mean that Licensee or its Affiliates are the owners of any specific right, title or interest to any trademark, service mark, term, name, logo, symbol, device, or trade dress, or any combination thereof, or other intellectual property.

3)	RESERVATION OF RIGHTS

Licensor reserves all rights in connection with the Marks, now known or hereafter developed, that are not expressly granted to Licensee herein.

4)	WEBSITE OBLIGATIONS

a)   As of the date hereof and for the Term, Licensee and its Affiliates shall have the right (but not the obligation) to host, operate, maintain, and provide the technology and other related functions and services for the Website. If Licensee or any of its Affiliates elects to operate the Website, Licensee and its Affiliates shall use commercially reasonable efforts to operate the Website in a manner that ensures that the Website is compliant in all material respects with all “safe harbors” provided under the Communications Decency Act and Digital Millennium Copyright Act, and similar laws designed to minimize liability of websites and interactive properties for third party content.

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b)   In the event that the Licensee or any of its Affiliates elects to operate the Website, then Licensee and its Affiliates shall operate the Website such that Licensee remains in compliance in all material respects with all applicable laws, rules and regulations relating to the operation of the Website.

5)	TRADEMARK OWNERSHIP AND PROTECTION

a)   All ownership rights, title and interest in the Marks, including any goodwill generated in connection with Licensee’s use of the Marks in the Territory, shall at all times vest in Licensor.

b)   Nothing contained in this Agreement shall be construed to confer upon Licensee or its Affiliates, or to vest in Licensee or its Affiliates, any right of ownership to the Marks. At no time shall Licensee or its Affiliates directly or indirectly attempt to register or cause to be registered any rights in the Marks in the Territory. Moreover, at no time shall Licensee or its Affiliates directly or indirectly attempt to register or cause to be registered in the Territory any names, logos or other materials identical or substantially or confusingly similar to the Marks without the prior written approval of Licensor. It is understood and agreed that Licensee and its Affiliates shall not acquire and shall not claim any title to the Marks by virtue of the license granted to Licensee and its Affiliates or through Licensee’s and its Affiliates’ use of the Marks. Licensee and its Affiliates further acknowledge the validity of the Marks, and agree not to institute or participate in any proceedings which challenge the validity of, or Licensor’s ownership of, the Marks.

6)	QUALITY CONTROL; TRADEMARK APPROVALS

a)   Licensee and its Affiliates shall at all times throughout the Term use the Marks in a manner materially consistent with the uses made by it prior to the date hereof and shall only use the Marks in connection with the provision of services of a quality at least as high as those offered by Licensor prior to the date hereof.

b)   Licensee and its Affiliates shall neither do nor permit to be done any act or thing which would have a material adverse effect on a Mark or materially reduce the value of a Mark or detract from its reputation. Licensor shall have the right to request in writing that Licensee or any of its Affiliates cease a particular use of any trademark, service mark, term, name, logo, symbol, device, or trade dress, or any combination thereof, which features the Marks, and Licensee and its Affiliates must comply with that request within five (5) days, if in Licensor’s reasonable opinion such use, component or feature would materially denigrate or otherwise have an adverse effect on the Mark.

c)   Licensee and its Affiliates shall comply in all material respects with all applicable laws and regulations and obtain all necessary or appropriate government approvals and permits pertaining to the business activities it seeks to engage in under the Marks.

7)	REPRESENTATIONS, WARRANTIES AND COVENANTS

a)	Licensee represents, warrants and covenants on behalf of itself and its Affiliates that:

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i)	this Agreement is a legal, valid and binding obligation of the Licensee; and

ii)	Licensee has full power and authority to enter into, and perform its obligations under, this Agreement in accordance with its terms.

b)	Licensor represents, warrants and covenants that:

i)	this Agreement is a legal, valid and binding obligation of the Licensor; and

ii)	Licensor has full power and authority to enter into, and perform its obligations under, this Agreement in accordance with its terms; and

iii)	Neither Licensor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the Marks licensed hereunder or the use thereof (including without limitation as to whether the use of the Marks will be free from infringement of the intellectual property rights of third parties). Notwithstanding the preceding, Licensor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the Mark.

c)   Licensee shall be responsible and liable to Licensor for: (i) the use of the Marks by its Affiliates and their compliance with the provisions of this Agreement and (ii) any acts and omissions of any of Licensee’s Affiliate as if Licensee itself had performed those acts or made those omissions.

8)	TERMINATION; EFFECT OF TERMINATION

a)   In addition to any and all other remedies available to it hereunder, Licensor shall have the right to immediately terminate this Agreement, including the license to use the Marks as set forth in this Agreement, upon written notice to Licensee upon the occurrence of the following:

i)	Licensee’s or an Affiliates’ failure to cease using any trademark, service mark, term, name, logo, symbol, device, or trade dress, or any combination thereof, featuring the Marks, within five (5) days of receipt of written notice provided by Licensor of a material breach of Section 5(b); or

ii)	Licensee’s or its Affiliates’ material breach of any provision of this Agreement, which remains uncured by Licensee or such Affiliate after ten (10) days of receipt of written notice provided by Licensor.

b) In the event that the license to use the Marks is terminated pursuant to this Section 8, Licensee and its Affiliates shall completely cease use of the Marks, and all related logos and designs, including in relation to the Website, within five (5) days of such termination.

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9)	LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN AND TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, OR INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND RELATED TO OR ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10)	LAW AND JURISDICTION

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

11)	NOTICES

Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Licensee:	Hospitality Investors Trust Operating

Partnership, L.P.

3950 University Drive, Suite 301

Fairfax, VA 22030

Attention:

Edward T. Hoganson

To the Licensor:	American Realty Capital Hospitality Advisors V, LLC

405 Park Ave., 14th Floor

New York, NY 10022

Attention: Jesse Charles Galloway

Facsimile: (646) 861-7804

Email: jgalloway@ar-global.com

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with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Jeffrey D. Marell, Esq.

Facsimile: (212) 492-0105

Email: jmarell@paulweiss.com

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 11.

12)	SEVERABILITY

The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

13)	ENTIRE AGREEMENT

This Agreement (together with the Framework Agreement and the transaction documents contemplated thereby) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

14)	WAIVERS, REMEDIES

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15)	ASSIGNMENT; CHANGE OF CONTROL

This Agreement may be assigned by the Licensor without obtaining the approval of Licensee. This Agreement shall not be assigned by the Licensee without the consent of the Licensor, except in the case of an assignment by the Licensee to a Person which is a successor to all the assets, rights and obligations of the Licensee, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Licensee is bound by this Agreement.

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16)	Further Assurances

Licensee shall take, and, as applicable, shall cause any of its Affiliates to take, such actions and execute and deliver to Licensee such documents as Licensor may reasonably request, and do all such other actions and things as may be reasonably requested by Licensee in order to carry out the purposes of this Agreement.

17)	UNIQUE LICENSE

Licensee further agrees and acknowledges that, in addition to all other rights that Licensor may have, Licensee acknowledges that its failure to perform any of the material terms or conditions of this Agreement shall result in immediate and irreparable damage to Licensor. Licensee recognizes that Licensor’s remedy at law for any breach or alleged breach of this Agreement arising from Licensee’s use or threatened use of the Marks inconsistent with the terms of this Agreement will be inadequate and, accordingly, in addition to such other remedies that may be available to Licensor at law or equity, Licensee further acknowledges and agrees that Licensor shall be entitled as a matter of right without further notice to Licensee, to obtain injunctive relief and/or other equitable relief, against any threatened, potential or actual breach by Licensee of any of the provisions, without the posting of a bond or other security.

18)	SURVIVAL

Sections 5, 8-17, and this Section 18 shall survive the termination of this Agreement, as shall any other of the provisions of this Agreement that by their terms or by implication are to have continuing effect after any such expiration or termination.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LICENSOR:

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

[Signature Page to Trademark License Agreement]

LICENSEE:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

HOSPITALITY INVESTORS TRUST, INC.

By:	/s/ Paul C. Hughes
Name:	Paul C. Hughes
Title:	Authorized Signatory

[Signature Page to Trademark License Agreement]

Schedule A

American Realty Capital

ARC

AR Capital

ARC Hospitality

ARCH Hospitality Trust

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Operating Partnership, L.P.